PRICING SUPPLEMENT NO. 58                                        Rule 424(b)(3)
DATED: April 7, 1998                                          File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $10,000,000    Floating Rate Notes [_] Book Entry Notes [x]

Original Issue Date: 3/27/98     Fixed Rate Notes [x]    Certificated Notes [_]

Maturity Date: 3/29/1999

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:


                                          Optional         Optional
                         Redemption       Repayment        Repayment
Redeemable On            Price(s)         Date(s)          Price(s)
-------------            ----------       ---------        ---------

N/A                      N/A              N/A              N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  5.695%

Interest Payment Dates: *

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                         Maximum Interest Rate:

[_]         Commercial Paper Rate            Minimum Interest Rate:

[_]         Federal Funds Rate               Interest Reset Date(s):

[_]         Treasury Rate                    Interest Reset Period:

[_]         LIBOR Reuters                    Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate:                       Interest Payment Period:

Index Maturity:

Spread (plus or minus):

-------------------

*        On September 28, 1998 and at maturity.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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